EXECUTION COPY

Exhibit 10.6

PLEDGE AGREEMENT

dated as of March 10, 2004

among

THE LOAN PARTIES FROM TIME TO TIME PARTY HERETO

and

BANK OF AMERICA, N.A.,

as Collateral Agent

TABLE OF CONTENTS

		Page
	ARTICLE I
	DEFINITIONS

Section 1.01	Terms Defined in the Credit Agreement	1
Section 1.02	Terms Defined in the UCC	2
Section 1.03	Additional Definitions	2
Section 1.04	Terms Generally	8

	ARTICLE II
	THE SECURITY INTERESTS

Section 2.01	Grant of Security Interests	8
Section 2.02	Security Interests Absolute	9
Section 2.03	Continuing Liability of the Loan Parties	10

	ARTICLE III
	REPRESENTATIONS AND WARRANTIES

Section 3.01	Title to Collateral	11
Section 3.02	Validity, Perfection and Priority of Security Interests	11
Section 3.03	Collateral	11
Section 3.04	No Consents	12

	ARTICLE IV
	COVENANTS

Section 4.01	Delivery of Collateral	12
Section 4.02	Delivery of Perfection Certificate; Filing of Financing Statements and Delivery of Search Reports	13
Section 4.03	Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements; Locations of Places of Business and Chief Executive Office	13
Section 4.04	Further Assurances	13
Section 4.05	Disposition of Collateral	13
Section 4.06	Additional Collateral	14
Section 4.07	Information Regarding Collateral	14

	ARTICLE V
	DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01	Right to Receive Distributions on Collateral; Voting	14

	ARTICLE VI
	GENERAL AUTHORITY; REMEDIES

Section 6.01	General Authority	16

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TABLE OF CONTENTS (Cont.)

Schedules:

Schedule I	-	List of Pledged Shares
Schedule II	-	List of Pledged Notes
Schedule III	-	List of Pledged LLC Interests
Schedule IV	-	List of Pledged Partnership Interests
Schedule V	-	Schedule of Filings to Perfect Security Interests

Exhibits:

Exhibit A	-	Form of Issuer Control Agreement
Exhibit B	-	Form of Securities Account Control Agreement
Exhibit C	-	Form of Description of Collateral

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PLEDGE AGREEMENT dated as of March 10, 2004 among the LOAN PARTIES from time to time party hereto and BANK OF AMERICA, N.A., as Collateral Agent for the Finance Parties referred to herein.

GLOBAL CASH ACCESS, L.L.C., a Delaware limited liability company (together with its respective successors and permitted assigns, the “Borrower”), proposes to enter into a Credit Agreement dated as of March 10, 2004 (as amended, modified or supplemented from time to time and including any agreement extending the maturity of, refinancing or otherwise restructuring all or any portion of the obligations of the Borrower under such agreement or any successor agreement, the “Credit Agreement”) among GCA Holdings, L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, “Holdings”), the Borrower, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent (together with its successor or successors in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender.

The Swap Creditors may from time to time provide forward rate agreements, options, swaps, caps, floors, other financial derivatives agreements and other combinations or hybrids of any of the foregoing (collectively, “Swap Agreements”). The Lenders, each L/C Issuer, the Swing Line Lender, the Administrative Agent, the Collateral Agent and each Swap Creditor and their respective successors and assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”.

To induce the Lenders to enter into the Credit Agreement and the other Senior Finance Documents referred to therein (collectively with the Credit Agreement, the “Senior Finance Documents”) and the Swap Creditors to enter into the Swap Agreements (the Senior Finance Documents and the Swap Agreements being herein referred to collectively as the “Finance Documents” and each a “Finance Document”) and as a condition precedent to the obligations of the Finance Parties and the Swap Creditors thereunder, Holdings and certain subsidiaries of the Borrower have agreed to provide guaranties (such guaranties, in the case of Holdings, being herein referred to as the “Holdings Guaranty” and, in the case of subsidiaries of the Borrower, individually as a “Subsidiary Guaranty” and collectively as the “Subsidiary Guaranties” and, together with the Holdings Guaranty, the “Guaranties”) of all obligations of the Borrower and the other Loan Parties (as defined below) under or in respect of the Senior Finance Documents (such subsidiaries referred to in this and the preceding sentence and all other persons that now or hereafter have obligations under guaranties under or in respect of Finance Documents (exclusive of Holdings) being herein referred to individually as a “Subsidiary Guarantor” and collectively as the “Subsidiary Guarantors”).

As a further condition precedent to the Lenders’ obligations under the Finance Documents and the Swap Creditors’ obligations under the Swap Agreements, each of Holdings, the Borrower and each Subsidiary Guarantor (each a “Loan Party” and, together with each other person that becomes a party hereto pursuant to Section 8.10 hereof and the respective successors and permitted assigns of each of the foregoing, the “Loan Parties”) has agreed or will agree to grant a continuing security interest in favor of the Collateral Agent in and to the Collateral (as hereinafter defined) to secure the Finance Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Terms Defined in the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

Section 1.02 Terms Defined in the UCC. Unless otherwise defined herein or in the Credit Agreement or the context otherwise requires, the following terms, together with any uncapitalized terms used herein which are defined in the UCC have the respective meanings provided for in the UCC: (i) Certificated Security; (ii) Financial Asset; (iii) Investment Property; (iv) Payment Intangibles; (v) Proceeds; (vi) Securities Account; (vii) Securities Intermediary; (viii) Security; (ix) Security Certificate; and (x) Uncertificated Security.

Section 1.03 Additional Definitions. Terms defined in the introductory section hereof have the respective meanings set forth therein. The following additional terms, as used herein, have the following respective meanings:

“Collateral” has the meaning set forth in Section 2.01.

“Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for the Finance Parties, and its successor or successors in such capacity.

“Delivery” when used with respect to Collateral means:

(i) in the case of Collateral constituting Certificated Securities, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian, such Collateral to be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed;

(ii) in the case of Collateral constituting Uncertificated Securities, (A) registration thereof on the books and records of the issuer thereof in the name of the Collateral Agent or its nominee or custodian (who may not be a Securities Intermediary) or (B) the execution and delivery by the issuer thereof of an effective agreement, substantially in the form of Exhibit A hereto, pursuant to which such issuer agrees that it will comply with instructions originated by the Collateral Agent or such nominee or custodian without further consent of the registered owner of such Collateral or any other Person;

(iii) in the case of Collateral constituting Security Entitlements or other Financial Assets credited to a Securities Account, (A) completion of all actions necessary to constitute the Collateral Agent or its nominee or custodian the entitlement holder with respect to each such Security Entitlement or (B) the execution and delivery by the relevant Securities Intermediary of an effective agreement, substantially in the form of Exhibit B hereto, pursuant to which such Securities Intermediary agrees to comply with all entitlement orders originated by the Collateral Agent or such nominee or custodian without further consent by the relevant entitlement holder or any other Person;

(iv) in the case of LLC Interests and Partnership Interests which are represented by a certificate but which do not constitute Securities, compliance with the provisions of clause (i) above for each such item of Collateral;

(v) in the case of Collateral which constitute Instruments, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian indorsed to, or registered in the name of, the Collateral Agent or its nominee or custodian or indorsed in blank;

(vi) in the case of cash, transfer thereof to the Collateral Agent or its nominee or custodian by physical delivery to the Collateral Agent or its nominee or custodian; and

(vii) in each case such additional or alternative procedures as may be necessary or required by Law grant control of, or otherwise perfect a security interest in, any Collateral in favor of the Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof.

“Federal Securities Laws” has the meaning set forth in Section 6.03(a) of this Agreement.

“Finance Obligations” means (i) all Senior Obligations and (ii) all Swap Obligations owing to one or more Swap Creditors; in each case whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Finance Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof.

“Finance Party” has the meaning set forth in the introductory section hereof.

“Foreign Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person which is not a US Subsidiary of such Person.

“General Intangibles” means all “general intangibles” (as defined in the UCC), including, without limitation, (i) all Payment Intangibles and other obligations and indebtedness owing to any Loan Party in respect of Collateral and (ii) all interests in limited liability companies and/or partnerships which interests do not constitute Securities.

“Instruments” means:

(i) the promissory notes described on Schedule II hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Notes”), and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Notes;

(ii) all additional or substitute promissory notes from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Notes or otherwise, and all interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute notes;

(iii) all promissory notes, bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations constituting “instruments” within the meaning of the UCC; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes.

“LLC Interests” means:

(i) the limited liability company membership interests described on Schedule III hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged LLC Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged LLC Interests;

(ii) all additional or substitute limited liability company membership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged LLC Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute membership interests;

(iii) all right, title and interest of any Loan Party in each limited liability company to which any Pledged LLC Interest relates, including, without limitation:

(A) all interests of such Loan Party in the capital of such limited liability company and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such limited liability company, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged LLC Interests;

(B) all other payments due or to become due to such Loan Party in respect of Pledged LLC Interests, whether under any limited liability company agreement or operating agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Pledged LLC Interests;

(D) all present and future claims, if any, of such Loan Party against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise; and

(E) all of such Loan Party’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged LLC Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged LLC Interests and any such limited liability company, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such limited liability company, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Loan Party” means Holdings, the Borrower, any Subsidiary Guarantor and each other Loan Party, and “Loan Parties” means all of them, collectively.

“Partnership Interests” means:

(i) the partnership interests described on Schedule IV hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Partnership Interests”), and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Partnership Interests;

(ii) all additional or substitute partnership interests from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Partnership Interests or otherwise, and all dividends, distributions, cash, instruments and other property, income, profits and proceeds from time to time received or receivable or otherwise made upon or distributed in respect of such additional or substitute partnership interests;

(iii) all right, title and interest of any Loan Party in each partnership to which any Pledged Partnership Interest relates, including, without limitation:

(A) all interests of such Loan Party in the capital of such partnership and in all profits, losses and assets, whether tangible or intangible and whether real, personal or mixed, of such partnership, and all other distributions to which such Loan Party shall at any time be entitled in respect of such Pledged Partnership Interests;

(B) all other payments due or to become due to such Loan Party in respect of Pledged Partnership Interests, whether under any partnership agreement or otherwise and whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of such Loan Party’s claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, or at law or otherwise in respect of such Pledged Partnership Interests;

(D) all present and future claims, if any, of such Loan Party against any such partnership for moneys loaned or advanced, for services rendered or otherwise; and

(E) all of such Loan Party’s rights under any partnership agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Loan Party relating to such Pledged Partnership Interests, including any power to terminate, cancel or modify any partnership agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Loan Party in respect of such Pledged Partnership Interests and any such partnership, to make determinations, to exercise any election (including, without limitation, election of remedies) or option to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or give receipt for any of the foregoing or for any assets of any such partnership, to enforce or execute any checks or other instruments or orders, to file any claims and to take any other action in connection with any of the foregoing; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Perfection Certificate” means with respect to each Loan Party a certificate, substantially in the form of Exhibit G-3 to the Credit Agreement, completed and supplemented with the schedules and attachments contemplated thereby.

“Permitted Lien” means any Lien referred to in, and permitted by Section 7.02(i)-(xv) of the Credit Agreement.

“Pledge Agreement” means this Agreement, as the same may be amended, supplemented or modified from time to time.

“Pledged LLC Interests” has the meaning set forth in clause (i) of the definition of “LLC Interests”.

“Pledged Notes” has the meaning set forth in clause (i) of the definition of “Instruments”.

“Pledged Partnership Interests” has the meaning set forth in clause (i) of the definition of “Partnership Interests”.

“Pledged Shares” has the meaning set forth in clause (i) of the definition of “Stock”.

“Security Entitlements” means all “security entitlements” (as defined in the UCC), including all rights and property interests with respect to Financial Assets credited to Securities Accounts.

“Security Interests” means the security interests in the Collateral granted under this Agreement securing the Finance Obligations.

“Senior Obligations” means:

(i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any bankruptcy or insolvency proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding) on any Loan or L/C Obligation under, or any Note issued pursuant to, the Credit Agreement or any other Senior Finance Document;

(ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Loan Party (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to any Loan Party, whether or not allowed or allowable as a claim under any bankruptcy or insolvency proceeding) pursuant to the Credit Agreement, this Agreement or any other Senior Finance Document;

(iii) all expenses of any Senior Finance Party as to which it has a right to reimbursement under Section 8.03(a) or (b) of this Agreement, Section 10.04 of the Credit Agreement or under any other similar provision of any other Senior Finance Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve any Collateral or preserve its security interests in any Collateral;

(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.03(c) of this Agreement, Section 10.05 of the Credit Agreement or under any other similar provision of any other Senior Finance Document; and

(v) in the case of Holdings and each Subsidiary Guarantor, all amounts now or hereafter payable by Holdings or such Subsidiary Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any proceeding under any Debtor Relief Law with respect to Holdings or such Subsidiary Guarantor, whether or not allowed or allowable as a claim under any Debtor Relief Law) on the part of Holdings or such Subsidiary Guarantor pursuant to the Guaranty in respect of the Credit Agreement or any Senior Finance Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

“Stock” means:

(i) the shares of stock and other Securities described on Schedule I hereto, as such Schedule may be amended, supplemented or modified from time to time (the “Pledged Shares”), and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Shares; and

(ii) all additional or substitute shares of capital stock or other equity interests of any class of any issuer from time to time issued to or otherwise acquired by any Loan Party in any manner in respect of Pledged Shares or otherwise, the certificates representing such additional or substitute shares, and all dividends, interest, distributions, cash, instruments and other property, income, profits and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such additional or substitute shares; and

to the extent not otherwise included in the foregoing, all cash and non-cash Proceeds thereof.

“Supporting Obligation” means a Letter-of-Credit Right, guarantee or other secondary obligation supporting or any Lien securing the payment or performance of one or more Receivables, General Intangibles, Documents, Assigned Agreements (as defined in the Security Agreement) or Investment Property.

“Swap Creditor” means any Lender or any Affiliate of any Lender from time to time party to one or more Swap Agreements with a Loan Party (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender under the Credit Agreement), and its successors and assigns, and “Swap Creditors” means any two or more of such Swap Creditors.

“Swap Obligations” of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“US Subsidiary” means with respect to any Person each Subsidiary of such Person which, at the time of determination, is incorporated in or organized under the law of the United States of America, any State thereof or the District of Columbia, and “US Subsidiaries” means all of them, collectively.

Section 1.04 Terms Generally. The definitions in Section 1.03 shall apply equally to both the singular and plural forms of the terms defined. Wherever the context may require, any pronouns shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, the word “day” means a calendar day.

ARTICLE II

THE SECURITY INTERESTS

Section 2.01 Grant of Security Interests. To secure the due and punctual payment of all Finance Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof and to secure the performance of all of the obligations of each Loan Party and the other Loan Parties hereunder and under the other Finance Documents, each Loan Party hereby grants to the Collateral Agent for the benefit of the Finance Parties a security interest in, and each Loan Party hereby pledges and collaterally assigns to the Collateral Agent for the benefit of the Finance Parties, all of such Loan Party’s right, title and interest in, to and under the following, whether now owned or existing or hereafter acquired, created or arising, whether tangible or intangible, and regardless of where located (all of which are herein collectively called the “Collateral”):

(i) Stock;

(ii) Instruments;

(iii) LLC Interests;

(iv) Partnership Interests;

(v) Investment Property;

(vi) Financial Assets;

(vii) all General Intangibles; and

(viii) all Proceeds of all or any of the Collateral described in clauses (i) through (vii) hereof;

provided, however, that the Collateral shall not include (x) cash or other distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of the income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes or (y) except as otherwise required by Section 6.12(d) of the Credit Agreement, shares of capital stock having voting power in excess of 65% of the voting power of all classes of capital stock of a Foreign Subsidiary of any Loan Party if, and solely to the extent that, the inclusion of such shares of capital stock hereunder would cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed repatriation of the earnings of such Foreign Subsidiary to such Foreign Subsidiary’s United States parent for United States federal income tax purposes.

Section 2.02 Security Interests Absolute. All rights of the Collateral Agent, all security interests hereunder and all obligations of each Loan Party hereunder are unconditional and absolute and independent and separate from any other security for or guaranty of the Finance Obligations, whether executed by the Borrower, such Loan Party, any other Loan Party or any other Person. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be released, discharged or otherwise affected or impaired by:

(i) any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any Loan Party under any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation, by operation of law or otherwise;

(ii) any change in the manner, place, time or terms of payment of any Finance Obligation or any other amendment, supplement or modification to any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Finance Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Finance Obligation or any release of any other obligor in respect of any Finance Obligation;

(iv) any change in the existence, structure or ownership of any Loan Party, or, to the extent permitted by applicable law, any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Finance Obligation;

(v) the existence of any claim, set-off or other right which any Loan Party may have at any time against the Borrower, Holdings, any Subsidiary Guarantor, any other Loan Party, any Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower or any other Loan Party for any reason of any Finance Document or any other agreement or instrument evidencing or securing any Finance Obligation or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Loan Party of any Finance Obligation;

(vii) any failure by any Finance Party: (A) to file or enforce a claim against any Loan Party or other Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Loan Party or other Loan Party of any new or additional indebtedness or obligation under or with respect to the Finance Obligations; (C) to commence any action against any Loan Party or other Loan Party; (D) to disclose to any Loan Party any facts which such Finance Party may now or hereafter know with regard to any Loan Party or other Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Finance Obligations;

(viii) any direction as to application of payment by the Borrower, any other Loan Party or any other Person;

(ix) any subordination by any Finance Party of the payment of any Finance Obligation to the payment of any other liability (whether matured or unmatured) of any Loan Party to its creditors;

(x) any act or failure to act by the Collateral Agent or any other Finance Party under this Agreement or otherwise which may deprive any Loan Party of any right to subrogation, contribution or reimbursement against the Borrower or any other Loan Party or any right to recover full indemnity for any payments made by such Loan Party in respect of the Finance Obligations; or

(xi) any other act or omission to act or delay of any kind by any Loan Party or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Loan Party’s obligations hereunder.

Each Loan Party has irrevocably and unconditionally delivered this Agreement to the Collateral Agent, for the benefit of the Finance Parties, and the failure by any other Person to sign this Agreement or a pledge agreement similar to this Agreement or otherwise shall not discharge the obligations of any Loan Party hereunder.

This Agreement shall remain fully enforceable against each Loan Party irrespective of any defenses that any other Loan Party may have or assert in respect of the Finance Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury.

Section 2.03 Continuing Liability of the Loan Parties. The Security Interests are granted as security only and shall not subject the Collateral Agent or any Finance Party to, or transfer or in any way affect or modify, any obligation or liability of any Loan Party with respect to any of the Collateral or any transaction in connection therewith.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants that:

Section 3.01 Title to Collateral. Such Loan Party is the legal, record and beneficial owner of, and has good and marketable title to, all of the Collateral pledged by it hereunder, free and clear of any Liens other than Permitted Liens and Liens securing indebtedness to be repaid with the proceeds of the initial Loans under the Credit Agreement and in respect of which the Administrative Agent has received pay-off letters and instruments appropriate under local law to effect the termination of such Liens. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and other Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession or control of any Person asserting any claim thereto or security interest therein, except that the Collateral Agent or its nominee, custodian or a Securities Intermediary acting on its behalf may have possession and/or control of Collateral as contemplated hereby and by the other Finance Documents.

Section 3.02 Validity, Perfection and Priority of Security Interests. The Security Interests constitute valid security interests under the UCC securing the Finance Obligations. Upon Delivery of all Collateral to the Collateral Agent in accordance with the provisions hereof and filing of Uniform Commercial Code financing statements containing a description of the Collateral in the form specified in Exhibit C hereto or stating that the same covers “all assets”, “all personal property” or words of similar import in the offices specified in Schedule V hereto, the Security Interests shall constitute perfected security interests in all right, title and interest of such Loan Party in the Collateral (subject to the requirements of Section 9-315 of the UCC with respect to any Proceeds of Collateral and to the further requirement that additional steps may be necessary to perfect the Security Interests in dividends or other distributions in kind), in each case prior to all other Liens and rights of others therein except for Permitted Liens, and, to the extent control of such Collateral may be obtained pursuant to Article 8 and/or 9 of the UCC, the Collateral Agent will have a perfect security interest in the Collateral subject to no adverse claims of any other Person, except for Permitted Liens. Except as set forth in Schedule V hereto, on and as of the date hereof no registration, recordation or filing with any Governmental Authority is required in connection with the execution or delivery of this Agreement, or necessary for the validity or enforceability hereof or for the perfection of the Security Interests.

Section 3.03 Collateral.

(a) Schedules I, II, III and IV hereto (as such schedules may be amended, supplemented or modified from time to time) set forth (i) the name and jurisdiction of organization of, and the ownership interest (including percentage owned and number of shares, units or other equity interests) of such Loan Party in the shares, LLC Interests and Partnership Interests issued by each of such Loan Party’s direct Subsidiaries which are required to be included in the Collateral and pledged hereunder, (ii) all other Shares, LLC Interests and Partnership Interests directly owned by such Loan Party that are required to be included in the Collateral and pledged hereunder and (iii) the issuer, date and amount of all notes directly owned or held by such Loan Party that are required to be included in the Collateral and pledged hereunder. Such Loan Party holds all such Collateral directly (i.e., not through a Subsidiary, Securities Intermediary or any other Person).

(b) All Collateral consisting of Pledged Shares, Pledged LLC Interests and Pledged Partnership Interests has been duly authorized and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights of any Person. Except as set forth on Schedules I, III and IV hereto, (i) such Collateral constitutes 100% of the issued and outstanding shares of capital stock or other equity interests of the respective issuers thereof, (ii) no issuer of Collateral has outstanding any security convertible into or exchangeable for any shares of its capital stock or other equity interests or any warrant, option, convertible security, instrument or other interest entitling the holder thereof to acquire any such shares or any security convertible into or exchangeable for such shares, (iii) there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of such shares of its capital stock and (iv) there are no Liens or agreements, arrangements or obligations to create or give any Lien relating to any such shares of capital stock. No Loan Party is now a party to, or will become a party to, or is otherwise bound by, any agreement, other than this Agreement, which restricts in any manner the rights of the Collateral Agent or any other present or future holder of any Collateral with respect thereto.

Section 3.04 No Consents. No consent of any other Person (including, without limitation, any stockholder or creditor of such Loan Party or any of its Subsidiaries) and no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority is required to be obtained by the Loan Party in connection with the execution, delivery or performance of this Agreement, or in connection with the exercise of the rights and remedies of the Collateral Agent pursuant to this Agreement, except as may be contemplated by the Credit Documents or required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

ARTICLE IV

COVENANTS

Each Loan Party covenants and agrees that until the payment in full of all Finance Obligations and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value, such Loan Party will comply with the following:

Section 4.01 Delivery of Collateral. All Collateral shall be Delivered to and held by or on behalf of the Collateral Agent pursuant hereto; provided that so long as no Event of Default shall have occurred and be continuing, and except as required by the Security Agreement or any other Finance Document, each Loan Party may retain any Collateral (i) consisting of checks, drafts and other Instruments (other than Pledged Notes and any additional or substitute promissory notes issued to or otherwise acquired by such Loan Party in respect of Pledged Notes) received by it in the ordinary course of business or (ii) which it is otherwise entitled to receive and retain pursuant to Section 5.01 hereof, and the Collateral Agent shall, promptly upon request of any Loan Party, make appropriate arrangements for making any Collateral consisting of an Instrument or a Certificated Security pledged by such Loan Party available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Collateral Agent, against trust receipt or like document). All Collateral Delivered hereunder shall be accompanied by any required transfer tax stamps. To the extent permitted applicable Law, the Collateral Agent shall have the right upon the occurrence and during the continuance of an Event of Default, and upon notice to any Loan Party, to cause any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee. Each Loan Party will promptly give the Collateral Agent copies of any notices or other communications received by it with respect to Collateral registered in the name of such Loan Party, and the Collateral Agent will promptly give each Loan Party copies of any notices and communications received by the Collateral Agent with respect to Collateral registered in the name of the Collateral Agent or its nominee or custodian.

Section 4.02 Delivery of Perfection Certificate; Filing of Financing Statements and Delivery of Search Reports. Not less than five Business Days prior to the Closing Date, such Loan Party shall deliver its Perfection Certificate to the Collateral Agent and shall cause all filings and recordings and other actions specified in Schedule V hereto to have been completed. The information set forth in the Perfection Certificate shall be correct and complete. Not later than 60 days following the Closing Date, such Loan Party shall furnish to the Collateral Agent file search reports from each Uniform Commercial Code filing office set forth in Schedule V confirming the filing information set forth in such Schedule.

Section 4.03 Change of Name, Identity, Structure or Location; Subjection to Other Security Agreements; Locations of Places of Business and Chief Executive Office. Such Loan Party will not change its name, identity, structure or location (determined as provided in Section 9-307 of the UCC) in any manner, and shall not become bound, as provided in Section 9-203(d) of the UCC, by a security agreement entered into by another Person, in each case unless it shall have given the Collateral Agent not less than 30 days’ prior notice thereof. Such Loan Party shall not in any event change the location of its place or places of business, its chief executive office or any Collateral or its name, identity, structure or location (determined as provided in Section 9-307 of the UCC), or become bound, as provided in Section 9-307 of the UCC, by a security agreement entered into by another Person, if such change would cause the Security Interests in any Collateral to lapse or cease to be perfected unless such Loan Party has taken on or before the date of lapse all actions necessary to ensure that the Security Interests in all Collateral do not lapse or cease to be perfected.

Section 4.04 Further Assurances. Such Loan Party will, from time to time at its expense at the request of the Collateral Agent and in such manner and form as the Collateral Agent may require, execute, deliver, file and record any financing statement, specific assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the Uniform Commercial Code) that from time to time may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Finance Parties to obtain the full benefit of this Agreement or to exercise and enforce any of its rights, powers and remedies created hereunder or under applicable law with respect to any of the Collateral. To the extent permitted by applicable law, such Loan Party hereby authorizes the Collateral Agent to execute and file, in the name of such Loan Party or otherwise and without the signature or other separate authorization or authentication of such Loan Party appearing thereon, such Uniform Commercial Code financing statements or continuation statements as the Collateral Agent in its sole discretion may deem necessary or appropriate to perfect or maintain the perfection of the Security Interests. Such Loan Party agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Loan Parties shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

Section 4.05 Disposition of Collateral. Such Loan Party will not sell, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral or create or suffer to exist any Lien (other than the Security Interests and Permitted Liens) on any Collateral except that, subject to the rights of the Collateral Agent and the Finance Parties hereunder if a Default or an Event of Default shall have occurred and be continuing, such Loan Party may sell, exchange, assign or otherwise dispose of, or grant options with respect to, Collateral to the extent expressly permitted by the Credit Agreement, whereupon, in the case of any such disposition, the Security Interests created hereby in such item (but not in any Proceeds arising from such disposition) shall cease immediately without any further action on the part of the Collateral Agent.

Section 4.06 Additional Collateral. Such Loan Party will cause each issuer of the Collateral not to issue any stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments in addition to or in substitution for the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes issued by such issuer, except to such Loan Party, and, in the event that any issuer of Collateral at any time issues any additional or substitute stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments to such Loan Party, such Loan Party will immediately Deliver all such items to the Collateral Agent to hold as Collateral hereunder and will promptly thereafter deliver to the Collateral Agent a certificate executed by an authorized officer of such Loan Party describing such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes, attaching such supplements to Schedules I through V hereto as are necessary to cause such Schedules to be complete and accurate at such time and certifying that such Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes have been duly pledged with the Collateral Agent hereunder.

Section 4.07 Information Regarding Collateral. Such Loan Party will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

ARTICLE V

DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01 Right to Receive Distributions on Collateral; Voting.

(a) So long as no Default or Event of Default shall have occurred and be continuing:

(i) Each Loan Party shall be entitled to exercise any and all voting, management, administration and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Finance Documents; provided, however, that each Loan Party shall give the Collateral Agent at least five days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right, and no Loan Party shall exercise or refrain from exercising any such right if, in the Collateral Agent’s judgment, such action would violate or be inconsistent with any of the terms of this Agreement, any other Finance Document or any Swap Agreement, or would have the effect of impairing the position or interests of the Collateral Agent or any other Finance Party hereunder or thereunder.

(ii) Each Loan Party shall be entitled to receive and retain any and all dividends, interest, distributions, cash, instruments and other payments and distributions made upon or in respect of the Collateral; provided, however, that any and all:

(A) dividends, interest and other payments and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Collateral;

(B) dividends and other payments and distributions paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus;

(C) additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property paid or distributed in respect of any Pledged Shares, Pledged LLC Interests or Pledged Partnership Interests by way of share-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement;

(D) all other or additional stock, other securities, limited liability company membership interests, partnership interests, promissory notes or other instruments or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of shares, conveyance of assets, liquidation or similar reorganization; and

(E) cash paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Collateral;

shall be forthwith (a) Delivered to the Collateral Agent or its nominee or custodian to hold as Collateral hereunder or (b) in the case of any amount referred to in this Section 5.01(a)(ii) paid or distributed in cash, forthwith deposited in a Deposit Account (as defined in the Security Agreement) maintained with the Collateral Agent or with respect to which an effective Account Control Agreement as contemplated by Section 4.14 of the Security Agreement has been delivered to the Collateral Agent and shall, if received by any Loan Party, be received in trust for the benefit of the Collateral Agent and the Finance Parties, be segregated from the other property or funds of such Loan Party and be forthwith Delivered, in the same form as so received, to the Collateral Agent or its nominee or custodian to hold as Collateral or deposited in a Deposit Account as contemplated by clause (b) above.

(iii) The Collateral Agent shall, upon receiving a written request from any Loan Party accompanied by a certificate signed by an authorized officer of such Loan Party stating that no Default or Event of Default has occurred and is continuing, execute and deliver (or cause to be executed and delivered) to such Loan Party or as specified in such request all proxies, powers of attorney, consents, ratifications and waivers and other instruments as such Loan Party may reasonably request for the purpose of enabling such Loan Party to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest, distributions, cash, instruments or other payments or distributions which it is authorized to receive and retain pursuant to paragraph (ii) above in respect of any of the Collateral which is registered in the name of the Collateral Agent or its nominee.

(b) Upon the occurrence and during the continuance of a Default or an Event of Default:

(i) All rights of each Loan Party to receive the dividends, interest, distributions, cash, instruments and other payments and distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, interest, distributions, cash, instruments and other payments and distributions; provided that all cash dividends and other cash distributions in respect of federal, state and/or local income taxes payable by any Loan Party or any direct or indirect equity holder of any Loan Party in respect of income and profits of any limited liability company, partnership or other entity which is not a corporation for United States federal income tax purposes shall be paid to the respective Loan Party free and clear of any Liens created hereby regardless of whether a Default or an Event of Default shall have occurred and be continuing.

(ii) All dividends, interest, distributions, cash, instruments and other payments and distributions which are received by any Loan Party contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Collateral Agent and the Finance Parties, shall be segregated from other property or funds of such Loan Party and shall be forthwith Delivered, in the same form as so received to the Collateral Agent or its nominee or custodian to hold as Collateral.

(c) Upon the occurrence and during the continuance of an Event of Default and upon notice by the Collateral Agent to a Loan Party, all rights of such Loan Party to exercise the voting, management, administration and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights, and such Loan Party shall take all actions as may be necessary or appropriate to effect such right of the Collateral Agent.

ARTICLE VI

GENERAL AUTHORITY; REMEDIES

Section 6.01 General Authority. Each Loan Party hereby irrevocably appoints the Collateral Agent and any officer or agent thereof as its true and lawful attorney-in-fact, with full power of substitution, in the name of such Loan Party, the Collateral Agent, the Finance Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Finance Parties, but at such Loan Party’s expense, to the extent permitted by law, to exercise at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Finance Obligations (excluding contingent indemnification obligations) are paid in full and until there is no commitment by any Finance Party to make further advances, incur obligations or otherwise give value:

(i) to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement;

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by such Loan Party as, or in connection with, the Collateral;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and to otherwise demand, sue for, collect, receive and give acquittance for any and all monies due on or by virtue of any Collateral;

(iv) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(v) to sell, transfer, assign or otherwise deal in or with the Collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof;

(vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with respect thereto;

(vii) to vote all or any part of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and/or Pledged Notes (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral; and

(viii) to do, at its option, but at the expense of such Loan Party, at any time or from time to time, all acts and things which the Collateral Agent deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

Section 6.02 Remedies upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may, in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Finance Obligations: (i) exercise on behalf of the Finance Parties all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, (ii) without demand of performance or other demand or notice of any kind (except as herein provided or as may be required by mandatory provisions of law) to or upon any Loan Party or any other Person (all of which demands and/or notices are hereby waived by each Loan Party), (A) apply all cash, if any, then held by it as Collateral as specified in Section 6.07 and (B) if there shall be no such cash or if such cash shall be insufficient to pay all the Finance Obligations in full or cannot be so applied for any reason or if the Collateral Agent determines to do so, collect, receive, appropriate and realize upon the Collateral and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale or at broker’s board or on any securities exchange, at any office of the Collateral Agent or elsewhere in such manner as is commercially reasonable and as the Collateral Agent may deem best, for cash, on credit or for future delivery without assumption of any credit risk and at such price or prices as the Collateral Agent may deem satisfactory.

(b) The Collateral Agent shall give each Loan Party not less than 10 days’ prior notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale, (iii) in the case of a private sale, state the day after which such sale may be consummated, (iv) contain the information specified in Section 9-613 of the UCC, (v) be authenticated and (vi) be sent to the parties required to be notified pursuant to Section 9-611(c) of the UCC; provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Collateral Agent and each Loan Party agree that such notice constitutes reasonable notification within the meaning of Section 9-611 of the UCC. Except as otherwise provided herein, each Loan Party hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Collateral Agent’s taking possession or disposition of any of the Collateral.

(c) The Collateral Agent or any Finance Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). Each Loan Party will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind. Any such public sale shall be held at such time or times within ordinary bankers hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in such parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned without further notice. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

Section 6.03 Securities Act; Registration Rights.

(a) Securities Act. In view of the position of the Loan Parties in relation to the Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Loan Party understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Without limiting the generality of the foregoing, the provisions of this Section 6.03 would apply if, for example, the Collateral Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Collateral Agent placed all or any part of the Collateral privately with a purchaser or purchasers.

Accordingly, each Loan Party expressly agrees that the Collateral Agent is authorized, in connection with any sale of any Collateral, if it deems it advisable so to do: (i) to restrict the prospective bidders on or purchasers of any of the Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral; (ii) to cause to be placed on certificates for any or all of the Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act; and (iii) to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with said Act or any other law. Each Loan Party covenants and agrees that it will execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with the Securities Act of 1933 and all other applicable laws. Each Loan Party acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of the Loan Parties and the Collateral Agent that the provisions of this Section 6.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells the Collateral. The Collateral Agent shall be under no obligation to delay a sale of any Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so. Furthermore, each Loan Party acknowledges that it is aware that Section 9-610 of the UCC provides that the Collateral Agent or a Finance Party may purchase Collateral if it is sold at a public sale. Each Loan Party also acknowledges that it is aware that staff personnel of the United States Securities and Exchange Commission have, over a period of years, issued various No-Action Letters that describe procedures which, in the view of the SEC staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Part 6 of Article 9 of the UCC, yet not public for purposes of Section 4(2) of the Securities Act. Each Loan Party is also aware that the Collateral Agent or one or more Finance Parties may wish to purchase Collateral that is sold at a foreclosure sale, and such Loan Party believes that such purchases would be appropriate in circumstances in which the Collateral securities are sold in conformity with the principles set forth in the No-Action Letters. Accordingly, each Loan Party specifically agrees that a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters: (i) shall be considered to be a “public” sale for purposes of Section 9-610 of the UCC; (ii) will be considered commercially reasonable notwithstanding that the Collateral Agent or other Finance Party has not registered or sought to register the Collateral under the Federal Securities Laws, even if one or more Loan Parties agrees to pay all costs of the registration process; and (iii) shall be considered to be commercially reasonable notwithstanding that the Collateral Agent or one or more other Finance Parties purchases Collateral at such a sale.

(b) Registration Rights. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral and if in the opinion of counsel for the Collateral Agent it is necessary, or if in the opinion of the Collateral Agent it is advisable, to have all or any of the securities included in the Collateral or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Loan Party agrees, at its own expense (including, without limitation, expenses relating to brokers commissions), (i) to execute and deliver, and to use its commercially reasonable efforts to cause each Person whose securities are to be sold and their respective directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the Person whose securities are to be sold to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Securities Act of 1933, (iii) to use its commercially reasonable efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any Governmental Authorities for the sale of such securities as requested by the Collateral Agent and (iv) at the request of the Collateral Agent, to indemnify and hold harmless the Collateral Agent and any underwriters (and any person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Securities Act of 1933 or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Collateral Agent or any underwriters (or any person controlling any of the foregoing); provided that no Loan Party shall be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such Loan Party by the Collateral Agent or any underwriter expressly for use in such registration statement or prospectus.

Section 6.04 Other Rights of the Collateral Agent.

(a) The Collateral Agent, instead of exercising the power of sale conferred upon it pursuant to Section 6.02, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, and may in addition institute and maintain such suits and proceedings as the Collateral Agent may deem appropriate to protect and enforce the rights vested in the Collateral Agent by this Agreement.

(b) The Collateral Agent shall, to the extent permitted by applicable law, without notice to any Loan Party or any party claiming through any Loan Party, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Finance Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Collateral Agent) of the Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Collateral Agent and the Finance Parties, and each Loan Party irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

Section 6.05 Limitation on Duty of Collateral Agent in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, neither the Collateral Agent nor any Finance Party shall have any duty to exercise any rights or take any steps to preserve the rights of any Loan Party in the Collateral in its or their possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, nor shall the Collateral Agent or any Finance Party be liable to any Loan Party or any other Person for failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Each Loan Party agrees that the Collateral Agent shall at no time be required to, nor shall the Collateral Agent be liable to any Loan Party for any failure to, account separately to any Loan Party for amounts received or applied by the Collateral Agent from time to time in respect of the Collateral pursuant to the terms of this Agreement. Without limiting the foregoing, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, and (i) shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Collateral Agent in good faith or (ii) shall not have any duty or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters.

Section 6.06 Waiver and Estoppel.

(a) Each Loan Party agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and each Loan Party hereby waives all benefit or advantage of all such laws. Each Loan Party covenants that it will not hinder, delay or impede the execution of any power granted to the Collateral Agent or any other Finance Party in any Finance Document.

(b) Each Loan Party, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

(c) Each Loan Party waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Agreement and any action taken by the Collateral Agent with respect to the Collateral.

Section 6.07 Application of Proceeds.

(a) Priority of Distributions. The proceeds of any sale of, or other realization upon, all or any part of the Collateral (including any proceeds received and held pursuant to Section 5.01) and any cash held by the Collateral Agent or its nominee or custodian hereunder shall be applied as provided in Section 8.03 of the Credit Agreement. The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b) Distributions with Respect to Letters of Credit. Each of the Loan Parties and the Finance Parties agrees and acknowledges that if (after all outstanding Loans and L/C Obligations under the Senior Finance Documents have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account (as defined in the Security Agreement) as cash security for the repayment of Finance Obligations owing to the Lenders as such. Upon termination of all outstanding Letters of Credit, all of such cash security shall be applied to the remaining Finance Obligations of the Lenders. If there remains any excess cash security, such excess cash shall be withdrawn by the Collateral Agent from the Cash Collateral Account and distributed in accordance with Section 6.07(a) hereof.

(c) Reliance by Collateral Agent. For purposes of applying payments received in accordance with this Section 6.07, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the authorized representative (the “Representative”) for the Swap Creditors for a determination (which the Administrative Agent, each Representative for any Swap Creditor and the Finance Parties agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Senior Obligations, Swap Obligations and Supporting Obligations owed to the Finance Parties, and shall have no liability to any Loan Party or any other Finance Party for actions taken in reliance on such information except in the case of its gross negligence or willful misconduct. Unless it has actual knowledge (including by way of written notice from a Finance Party) to the contrary, each of the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Supporting Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from a Swap Creditor) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Swap Agreements are in existence. All distributions made by the Collateral Agent pursuant to this Section shall be presumptively correct (except in the event of manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Finance Parties of any amounts distributed to them.

(d) Deficiencies. It is understood that the Loan Parties shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Finance Obligations.

ARTICLE VII

THE COLLATERAL AGENT

Section 7.01 Concerning the Collateral Agent. The provisions of Article IX of the Credit Agreement shall inure to the benefit of the Collateral Agent in respect of this Agreement and shall be binding upon all Loan Parties and all Finance Parties and upon the parties hereto in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Collateral Agent therein set forth:

(i) The Collateral Agent is authorized to take all such actions as are provided to be taken by it as Collateral Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(ii) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder unless such action or omission constitutes gross negligence or willful misconduct. The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by any Loan Party.

Section 7.02 Appointment of Co-Collateral Agent. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may, in consultation with Holdings and, unless an Event of Default shall have occurred and be continuing, with its consent (not to be unreasonably withheld or delayed), appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Finance Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 7.01).

Section 7.03 Appointment of Sub-Agents. The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Shares, Pledged LLC Interests, Pledged Partnership Interests and Pledged Notes, which may be held (in the discretion of the Collateral Agent) in the name of the relevant Loan Party, endorsed or assigned in blank or in favor of the Collateral Agent or any nominee or custodian of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Notices.

(a) Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered to the address or facsimile number: (i) in the case of Holdings, the Borrower, any Subsidiary Guarantor or any Finance Party, referred to in Section 10.02 of the Credit Agreement, (ii) in the case of the Collateral Agent, set forth on the signature pages hereof, (iii) in the case of any Swap Creditor set forth in the applicable Swap Agreements or (iv) in the case of any party, to such other address, facsimile number or electronic mail address as such party shall hereafter specify for the purpose of communications hereunder by notice to the other parties hereto. Each such notice, request or other communication shall be effective upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the intended recipient, (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid and (C) if delivered by facsimile, when sent and receipt has been confirmed electronically. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

(b) This Agreement may be transmitted and/or signed by facsimile and, if so transmitted or signed shall, subject to requirements of law, have the same force and effect as a manually-signed original and shall be binding on all Loan Party, the Collateral Agent and the Finance Parties. The Collateral Agent may also require that this Agreement be confirmed by a manually-signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

Section 8.02 No Waivers; Non-Exclusive Remedies. No failure or delay on the part of the Collateral Agent or any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising, any right, power or privilege under this Agreement or any other Finance Document or any other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other remedies provided by law. Without limiting the foregoing, nothing in this Agreement shall impair the right of any Finance Party to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Loan Party other than its indebtedness under the Finance Documents. Each Loan Party agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Finance Obligation, whether or not acquired pursuant to the terms of any applicable Finance Document, may exercise rights of set-off or counterclaim or other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Loan Party in the amount of such participation.

Section 8.03 Compensation and Expenses of the Collateral Agent; Indemnification.

(a) Expenses. The Loan Parties, jointly and severally, agree to pay (i) all out-of-pocket expenses of the Collateral Agent, including all Attorney Costs of the Collateral Agent, in connection with the preparation and administration of this Agreement or any document or agreement contemplated hereby, any waiver or consent hereunder or any amendment hereof or any Default, Event of Default or alleged Event of Default, (ii) all taxes which the Collateral Agent or any Finance Party may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof and (iii) if an Event of Default or any payment default (after the expiration of any applicable grace period) under any Swap Agreement occurs, all out-of-pocket expenses incurred by each Agent and each Finance Party, including (without duplication) the fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

(b) Protection of Collateral. If any Loan Party fails to comply with the provisions of any Finance Document, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Collateral Agent if requested by the Required Lenders may, but shall not be required to, effect such compliance on behalf of such Loan Party, and the Loan Parties shall reimburse the Collateral Agent for the costs thereof on demand. Any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or in respect of periodic appraisals of the Collateral, or in respect of the sale or other disposition thereof shall be borne and paid by the Loan Parties. If any Loan Party fails to promptly pay any portion thereof when due, the Collateral Agent may, at its option, but shall not be required to, pay the same and charge the Loan Parties’ account therefor, and the Loan Parties agree to reimburse the Collateral Agent therefor on demand. All sums so paid or incurred by the Collateral Agent for any of the foregoing and any and all other sums for which any Loan Party may become liable hereunder and all costs and expenses (including attorneys’ fees, legal expenses and court costs) reasonably incurred by the Collateral Agent or any Creditor in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall, together with interest thereon until paid at the rate applicable to Base Rate Loans plus 2%, be additional Finance Obligations hereunder.

(c) Indemnification. Each Loan Party agrees to indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or in any other way connected with the enforcement of any of the terms of, or the preservation of any rights hereunder, or in any way relating to or arising out of the ownership, purchasing, delivery, control, acceptance, financing, possession, sale, return or other disposition of the Collateral, the violation of the laws of any country, state or other governmental body or unit, or any tort or contract claim; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or order. Each Loan Party agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, penalty, claim, demand, action, judgment or suit, such Loan Party shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to notify the Loan Parties of any such assertion of which such Indemnitee has knowledge.

(d) Contribution. If and to the extent that the obligations of any Loan Party under this Section 8.03 are unenforceable for any reason, each Loan Party hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(e) Obligations; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Finance Obligations. The indemnity obligations of the Loan Parties contained in this Section 8.03 shall continue in full force and effect notwithstanding the full payment of all Finance Obligations and notwithstanding the discharge thereof.

Section 8.04 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Collateral Agent, acting upon the instructions of the Required Lenders (or, after the date on which all Senior Obligations have been paid in full, the holders of at least 51% of the outstanding Swap Obligations) and that no other Finance Party shall have any right individually to seek to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holder of at least a 51% of the outstanding Swap Obligations, as the case may be, for the benefit of the Finance Parties upon the terms of this Agreement.

Section 8.05 Amendments and Waivers. Any provision of this Agreement may be amended, changed, discharged, terminated or waived if, but only if, such amendment or waiver is in writing and is signed by each Loan Party directly affected by such amendment, change, discharge, termination or waiver (it being understood that the addition or release of any Loan Party hereunder shall not constitute an amendment, change, discharge, termination or waiver affecting any Loan Party other than the Loan Party so added or released) and either (i) the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 10.01 of the Credit Agreement, all of the Lenders), at all times prior to the time on which all Finance Obligations have been paid in full and all Commitments with respect thereto have been terminated or (ii) the holders of at least 51% of all Swap Obligations then outstanding, at all times after the time at which the Finance Obligations have been paid in full and all Commitments with respect thereto have been terminated; provided, however, that no such amendment, change, discharge, termination or waiver shall be made to this Section 8.05 without the consent of each Finance Party adversely affected thereby; and provided further that any amendment, change, discharge, termination or waiver adversely affecting the rights and benefits of a single Class of Finance Parties (and not all Finance Parties in a like or similar manner) shall require the written consent of the Required Finance Parties of such Class of Finance Parties. For the purposes of this Section 8.05, the term “Class” means each class of Finance Parties, i.e., whether (x) the Lenders, as holders of the Senior Obligations or (y) the Swap Creditors, as holders of the Swap Obligations. For the purposes of this Section 8.05, the term “Required Finance Parties” of any Class means each of (x) with respect to the Senior Obligations, the Required Lenders or (y) with respect to the Swap Obligations, the holders of 51% of all Swap Obligations outstanding from time to time.

Section 8.06 Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and inure to the benefit of the Collateral Agent and the Finance Parties and their respective successors and assigns. In the event of an assignment of all or any of the Finance Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. No Loan Party shall assign or delegate any of its rights and duties hereunder without the prior written consent of all of the Lenders.

Section 8.07 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTIONS OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTIONS.

Section 8.08 Limitation of Law; Severability.

(a) All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 8.09 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective with respect to each Loan Party when the Collateral Agent shall receive counterparts hereof executed by itself and such Loan Party.

Section 8.10 Additional Loan Parties. It is understood and agreed that any Affiliate of the Borrower that is required by any Finance Document to execute a counterpart of this Agreement after the date hereof shall automatically become a Loan Party hereunder with the same force and effect as if originally named as a Loan Party hereunder by executing an instrument of accession or joinder and delivering the same to the Collateral Agent. Concurrently with the execution and delivery of such instrument of accession or joinder, such Affiliate shall take all such actions and deliver to the Collateral Agent all such documents and agreements as such Affiliate would have been required to deliver to the Collateral Agent on or prior to the date of this Agreement had such Affiliate been a party hereto on the date of this Agreement. Such additional materials shall include, among other things, supplements to Schedules I, II, III, IV and V hereto (which Schedules shall thereupon automatically be amended and supplemented to include all information contained in such supplements) such that, after giving effect to the accession or joinder of such Affiliate, each of Schedules I, II, III, IV and V hereto is true, complete and correct with respect to such Affiliate as of the effective date of such accession or joinder. The execution and delivery of any such instrument of accession or joinder, and the amendment and supplementation of the Schedules hereto as provided in the immediately preceding sentence, shall not require the consent of any other Obligor hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 8.11 Termination; Release of Loan Parties.

(a) Termination. Upon the full, final and irrevocable payment and performance of all Finance Obligations, the cancellation of all outstanding L/C Obligations and the termination of all Commitments under the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Loan Parties. In addition, at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Required Lenders; provided that the release of all or any substantial part of the Collateral shall require the consent of all of the Lenders. Upon any such termination of the Security Interests or release of Collateral, the Collateral Agent will, upon request by and at the expense of any Loan Party, execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be. Any such documents shall be without recourse to or warranty by the Collateral Agent or the Lenders. The Collateral Agent shall have no liability whatsoever to any Creditor as a result of any release of Collateral by it as permitted by this Section 8.11. Upon any release of Collateral pursuant to this Section 8.11, none of the Finance Parties shall have any continuing right or interest in such Collateral or the proceeds thereof.

(b) Release of Loan Parties. If any part of the Collateral is sold or otherwise disposed of or liquidated in compliance with the requirements of the Finance Documents (or such sale, other disposition or liquidation has been approved in writing by those Finance Parties whose approval is required by the applicable Finance Documents and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Finance Documents, to the extent applicable, the Collateral Agent, at the request and expense of such Loan Party, will duly release from the security interest created hereby and assign, transfer and deliver to such Loan Party (without recourse and without representation or warranty) such of the Collateral as is then being (or has been) so sold, disposed of or liquidated as may be in the possession or control of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

Section 8.12 Entire Agreement. This Agreement and the other Finance Documents and, in the case of the Swap Creditors, the Swap Agreements, constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, and any contemporaneous oral agreements and understandings relating to the subject matter hereof and thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LOAN PARTIES:	GCA HOLDINGS, L.L.C.

	By:	/s/ KIRK SANFORD
	Name:	Kirk Sanford
	Title:	President

GCA Holdings, L.L.C. 3525 East Post Road, Suite 120 Las Vegas, NV 89120 Attn: Chief Executive Officer Telephone: (702) 855-3006 Fax: (702) 262-5039

GLOBAL CASH ACCESS, L.L.C.

	By:	/s/ KIRK SANFORD
	Name:	Kirk Sanford
	Title:	President

Global Cash Access, L.L.C. 3525 East Post Road, Suite 120 Las Vegas, NV 89120 Attn: Chief Executive Officer Telephone: (702) 855-3006 Fax: (702) 262-5039

GLOBAL CASH ACCESS FINANCE CORPORATION

	By:	/s/ KIRK SANFORD
	Name:	Kirk Sanford
	Title:	President

Global Cash Access Finance Corporation 3525 East Post Road, Suite 120 Las Vegas, NV 89120 Attn: Chief Executive Officer Telephone: (702) 855-3006 Fax: (702) 262-5039

CCI ACQUISITION, LLC

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

CCI Acquisition, LLC 3525 East Post Road, Suite 120 Las Vegas, NV 89120 Attn: Chief Executive Officer Telephone: (702) 855-3006 Fax: (702) 262-5039

CENTRAL CREDIT, LLC

By:	/s/ KIRK SANFORD
Name:	Kirk Sanford
Title:	President

Central Credit, LLC 3525 East Post Road, Suite 120 Las Vegas, NV 89120 Attn: Chief Executive Officer Telephone: (702) 855-3006 Fax: (702) 262-5039

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent

	By:	/s/ GINA MEADOR
	Name:	Gina Meador
	Title:	Vice President

Bank of America, N.A., CA9-706-17-54 555 South Flower Street, 17th Floor Los Angeles, California 90071 Attention: Gina Meador Telephone: (213) 345-1302 Fax: (415) 503-5069